Exhibit 99.1

Contact: Jim Mathias

E: ir@exelatech.com

W: investors.exelatech.com

T: +1 972-821-5808

Exela Technologies, Inc. Reports Fourth Quarter and Full Year 2018 Results; Digital NowSM Powering Growth

Achieves revised full year guidance for Revenue and Adjusted EBITDA; Net Loss of $162.5 million; Expect 2019 revenue to be between $1.66 billion to $1.70 billion, and reduction of net leverage ratio by 5% - 7%

Fourth Quarter 2018 Highlights:

•                  Revenue of $399.6 million, representing 3.4% growth over Q4 2017

•                  Operating loss of ($39.2) million, representing an improvement of $12.0 million over Q4 2017

•                  Net loss of $84.4 million

•                  EBITDA(1) of ($6.6) million, representing an improvement of $14.5 million over Q4 2017

•                  Adjusted EBITDA(2) of $75.3 million, representing 20.0% growth over Q4 2017

•                  Achieved $15.7 million of savings during the fourth quarter of 2018

Full-Year 2018 Highlights:

•                  Revenue of $1.586 billion, representing 8.9% growth over 2017, on a pro forma basis

•                  Operating loss of ($6.2) million, representing an improvement of $95.8 million over 2017, on a pro forma basis

•                  Adjusted EBITDA of $283.8 million, representing 15.7% growth over 2017, on a pro forma basis

•                  Achieved savings during 2018 totaling $64 million

•                  Share buyback program remains in effect and 2,499,885 of common stock repurchased during 2018

Irving, TX— March 18, 2019 — Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a location-agnostic global business process automation (“BPA”) leader across numerous industries, announced today its financial results for the fourth quarter and year end December 31, 2018.

Exela reported strong financial growth during 2018, with revenue of $1.59 billion, an increase of 8.9%, and Adjusted EBITDA of $283.8 million, an increase of 15.7% on a year-over-year basis. Adjusted EBITDA margins for 2018 were 17.9%, an increase of 110bps from 16.8% in 2017. Exela also invested by expanding business development teams in Americas and in Europe to further accelerate growth and integration, to capitalize on its leading position in the marketplace and strengthen the Company’s differentiated offerings. Exela now operates out of 23 countries and the Company continues to invest in people and operations to be closely aligned with its customers.

“We had a solid 2018 and achieved our revised guidance for both revenue and Adjusted EBITDA. Our continued investment in developing industry specific and departmental solutions, as well as increased customer awareness, are showing good results.  Digital NowSM made the difference!  In 2018, we achieved full-year revenue growth of approximately $130 million, and a 9% increase in revenue per FTE to $72,000.

These investments, and increased customer awareness have helped achieve a growth rate of 14% in our Top 200 customers. With low customer concentration and a high customer retention rate of 98%, our goal for 2019 and beyond is to replicate the success that we had in our Top 200 customers. We believe the large and growing addressable market we operate in, provides us with substantial runway for growth and expansion, with a focus on our existing customers.  We are also committed to sensibly pursuing growth while de-levering our balance sheet over time.” said Ronald Cogburn, Chief Executive Officer of Exela.

Financial information for 2018 contained in this press release, unless otherwise stated, is presented on an as reported basis in accordance with GAAP. Financial Information for the full-year 2017 is presented pro forma for the business combination of Quinpario Acquisition Corp. 2 (now Exela), SourceHOV Holdings, Inc. (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which closed on July 12, 2017 (the “Business Combination”). The primary pro forma adjustment is to include the results of Novitex for the period January 1, 2017 to June 30, 2017. For more information, please refer to the reconciliation of reported to pro forma financial results contained in the Schedules to this press release.

Full Year 2018 Financial Highlights

•                  Revenue: Revenue of $1.586 billion an increase of 8.9% from $1.456 billion in 2017, on a pro forma basis. Revenue for our Information and Transaction Processing Solutions (“ITPS”) segment was $1.274 billion, an increase of 12.6% year-over-year, driven primarily by growth in top customers, Digital NowSM model due to faster ramp up of contracts, growth investments and acquisitions offset by a decline in business with lower automation and project driven business. Healthcare Solutions (“HS”) revenue was $228.0 million, a decline of 2.4% year-over-year due to a decline in volumes from a single customer who lost a contract from one its customers, offset by a ramp up of new businesses, including the most recent healthcare acquisition which will position the segment for growth in 2019. Legal and Loss Prevention Services (“LLPS”) revenue was $84.6 million. Results in LLPS are event driven and were negatively impacted by projects that generated lower revenue.

•                  Net Loss: Net Loss for 2018, was $162.5 million and represents an improvement of $79.9 million when compared to a pro forma net loss of $242.4 million in 2017. 2018 net loss was driven by $95.8 million higher operating income that was offset by an impairment charge of $48.1 million.  Excluding the impairment charge, the Company would have reported a net loss of $114.4 million for 2018.

•                  Adjusted EBITDA: Adjusted EBITDA for the full-year 2018 was $283.8 million, an increase of 15.7% from $245.2 million in 2017, on a pro forma basis. Adjusted EBITDA margin for 2018 was 17.9%, an increase of 110 basis points when compared to an Adjusted EBITDA margin of 16.8% in 2017, on a pro forma basis. The increase in 2018 Adjusted EBITDA and Adjusted EBITDA margin was primarily driven by revenue growth, the Company’s cost savings initiatives, and partially offset by investments the Company made for growth.

•                  Common Stock: As of December 31, 2018, there were 155,729,299 total shares of common stock outstanding which includes 5,586,344 shares reserved for outstanding preferred shares on an as-converted basis.

•                  Share buyback: During 2018, the Company repurchased 2,499,885 shares of common stock. Cumulative shares repurchased under the Company’s share buyback program total 2,549,185 since program inception.

•                  $100 million contract won in Q4 2018, went live January 1, 2019; customer increased tenure by 2 years increasing its TCV to ~$165 million.

•                  Launching SmartOfficeSM for growth in the front office automation offerings.

•                  ~9%(3) increase in revenue per FTE to $72,000, result of Exela technology driving automation. The increase in revenue per FTE is even higher, at 11% or $73,000, when contributions from acquisitions are excluded.

•                  ~$130 million in total 2018 revenue growth with 51 net additional FTEs.

•                  Americas split (Revenue / Headcount) 85% / 46% - Growth in revenue mainly driven by automation leading to a headcount decline yoy.

•                  EU split (Revenue / Headcount) 13% / 13% - Growth in revenue mainly driven by acquisition far outpacing the headcount addition by over 6x.

•                  Rest of World split (Revenue / Headcount) 2% / 41% - Modest growth in Headcount enabling global delivery and “right-shoring” model.

•                  Low customer concentration with top 100 customers, comprising 61% of revenue out of over 4,000 customers.

•                  55% growth in revenue in Europe during 2018.

•                  Customer retention rate 98%.

•                  Increase to 10 customers with over $25 million in annual revenue, up from 6 customers in December 2017.

•                  Increase to 259 customers with over $1 million in annual revenue, up from 197 in December 2017.

•                  Growth in revenue of 14% from top 200 customers, 12% growth excluding acquisitions.

•                  2018 investment in business development and customer awareness showing visible results.

Fourth Quarter Ended December 31, 2018 Financial Highlights

•                  Revenue: Revenue of $399.6 million, an increase of 3.4% from $386.3 million in the fourth quarter of 2017. Revenue for our ITPS segment was $324.3 million, an increase of 7.6% year-over-year, driven primarily by growth in top customers, Digital NowSM model due to faster ramp up of contracts, growth investments and acquisitions offset by a decline in business with lower automation and project driven business. HS revenue was $56.3 million, a decline of 6.3% year-over-year mainly due to a decline in volumes from a single customer who lost a contract from one its customers, offset by a ramp up of new businesses, including the most recent healthcare acquisition which will position the segment for growth in 2019. LLPS revenue was $19.1 million. Results in LLPS are event driven and were negatively impacted by projects that generated lower revenue.

•                  Net Loss: Net Loss for the fourth quarter of 2018 was $84.4 million, compared to a net loss of $58.7 million in the fourth quarter of 2017. Fourth quarter 2018 net loss was driven by $12.0 million higher operating income that was offset by an impairment charge of $48.1 million. Excluding the impairment charge, the Company would have reported a net loss of $36.3 million for the fourth quarter of 2018.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2018 was $75.3 million an increase of 20.0% when compared to Adjusted EBITDA of $62.7 million in the fourth quarter of 2017. Adjusted EBITDA margin for the fourth quarter of 2018 was 18.8%, an increase of 260 basis points when compared to an Adjusted EBITDA margin of 16.2% in the fourth quarter of 2017. The increase in fourth quarter 2018 Adjusted EBITDA and Adjusted EBITDA margin was primarily driven by revenue growth, the Company’s cost savings initiatives, and partially offset by investments the Company made for growth.

•                  Capital Expenditures: Capital expenditures for the fourth quarter of 2018 was 3.1% of revenue compared to 2.9% on a year over year basis.

Balance Sheet and Liquidity

•                  At December 31, 2018, Exela’s total liquidity was $116(4) million, measured as $44 million of cash, and an undrawn revolving credit facility of $100 million with $20.6 million reserved for letters of credit. Total net debt was $1.402 billion.

2019 guidance

•                  Revenue range $1.66 billion to $1.70 billion, growth of approximately 5% - 7% year over year.

•                  Adjusted EBITDA range $305 million to $335 million, growth of approximately 7% - 18% year over year.

•                  Capital expenditures range (as % of revenue) of 2% - 2.5%.

•                  Capital Allocation to be prioritized towards debt pre-payment.

•                  Reduction of net leverage ratio by 5% - 7%.

Note: Guidance is based on constant-currency.

Note on Outlook: The Company has not forecasted net income/(loss) on a forward-looking basis due to the high variability and difficulty in predicting certain items that affect GAAP net income/(loss). Adjusted EBITDA should not be used to predict net income/(loss) as the difference between the two measures is variable.

The above guidance is based on 2018 results.

Please refer to attached schedules for reconciliations. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect absolute figures.

(1) — EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(2) — Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

(3) — Presented on a pro forma basis with acquisitions for the TTM period.

(4) — Total liquidity of $116 million excludes $7.7 million of restricted cash subject to legal restrictions.

Filing of Form 12b-25

We intend to file a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission, because we will be filling our Annual Report on Form 10-K for fiscal year ending 2018 after today’s deadline.  The filing of the Form 12b-25 grants an automatic 15-day extension for the filing of our Annual Report.  We are postponing the filing because we experienced an unanticipated delay in compiling certain requested accounting information relating to one of our tuck in acquisitions we completed during 2018.  This business is not material to our results.  We anticipate filing our Form 10-K prior to the expiration of the 15 day extension period. Based on its review of the Company’s disclosure controls and procedures, the Company’s management expect to conclude that the Company’s disclosure controls and procedures were not effective.

Notwithstanding such weaknesses, the Company’s management expects to conclude that the consolidated financial statements to be included in the Form 10-K will present fairly, in all material respects, the Company’s financial position, results of operations and cash flows for the periods to be presented in the Form 10-K, in conformity with GAAP.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its fourth quarter and full year 2018 financial results today at 5:00 p.m. ET.  To access this call, dial 833-255-2831 or +412-902-6724 (international).  A replay of this conference call will be available through March 25, 2019 at 877-344-7529 or +412-317-0088 (international).  The replay passcode is 10127041.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.  Exela has also posted additional historical financial information regarding SourceHOV and on a combined basis to its investor relations website, (http://investors.exelatech.com).

About Exela

Exela Technologies, Inc. (“Exela”) is a location-agnostic global business process automation (“BPA”) leader combining industry-specific and multi-industry enterprise software and solutions with decades of experience. Our BPA suite of solutions are deployed in banking, healthcare, insurance and other industries to support mission critical environments. Exela is a leader in work flow automation, attended and un-attended cognitive automation, digital mail rooms, print communications, and payment processing with deployments across the globe. Exela partners with customers to improve user experience and quality through operational efficiency. Exela serves over 4,000 customers worldwide, through a secure, cloud-enabled global delivery model. We are 22,000 employees strong across the Americas, Europe and Asia. Our customer list includes 60% of the Fortune® 100, along with many of the world’s largest retail chains, banks, law firms, healthcare insurance payers and providers and telecom companies.

Find out more at www.exelatech.com

Follow Exela on Twitter: https://twitter.com/exelatech

Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/

Preliminary Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Exela’s Annual Report on Form 10-K for the period ended December 31, 2018.

About Non-GAAP Financial Measures: This press release includes EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the Business Combination and other such capital markets based activities. Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules to this release. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the business combination of Quinpario Acquisition Corp. 2 (now Exela), SourceHOV Holdings, Inc., (“SourceHOV”) and Novitex Holdings, Inc. (“Novitex”), which formed Exela Technologies, Inc. (“Exela”), and closed on July 12, 2017 (including the related transactions, the “Business Combination”), future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Exela’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Exela operates and general financial, economic, regulatory and political conditions affecting the industries in which Exela operates; changes in taxes, governmental laws and regulations; competitive product and pricing activity or failure to realize the anticipated benefits of the Business Combination, including as a result of a delay or difficulty in integrating the businesses of SourceHOV and Novitex or the inability to realize the expected amount and timing of cost savings and operating synergies of the Business Combination; and those factors discussed under the heading “Risk Factors” in Exela’s most recently filed Annual Report on Form-10-K filed with the Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Exela Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

For the years ended December 31, 2018 and 2017 (Unaudited)

(in thousands of United States dollars except share and per share amounts)

8 December 31, 2018 2017 Assets Current assets Cash and cash equivalents $ 25,615 $ 39,000 Restricted cash 18,239 42,489 Accounts receivable, net of allowance for doubtful accounts of $4,359 and $3,725 respectively 270,812 229,704 Inventories, net 16,220 11,922 Prepaid expenses and other current assets 25,015 24,596 Total current assets 355,901 347,711 Property, plant and equipment, net 132,986 132,908 Goodwill 708,258 747,325 Intangible assets, net 407,021 464,984 Deferred income tax assets 16,225 9,019 Other noncurrent assets 19,391 12,891 Total assets $ 1,639,782 $ 1,714,838 Liabilities and Stockholders' Equity (Deficit) Liabilities Current liabilities Accounts payable $ 99,853 $ 81,263 Related party payables 7,735 14,445 Income tax payable 1,996 3,612 Accrued liabilities 66,008 49,383 Accrued compensation and benefits 54,583 46,925 Accrued interest 49,071 55,102 Customer deposits 34,235 31,656 Deferred revenue 16,504 12,709 Obligation for claim payment 56,002 42,489 Current portion of capital lease obligations 17,498 15,611 Current portion of long-term debt 29,237 20,565 Total current liabilities 432,722 373,760 Long-term debt, net of current maturities 1,306,423 1,276,094 Capital lease obligations, net of current maturities 26,738 25,958 Pension liability 25,269 25,496 Deferred income tax liabilities 11,212 5,362 Long-term income tax liability 3,024 3,470 Other long-term liabilities 15,400 14,704 Total liabilities 1,820,788 1,724,844 Commitment and Contingencies (Note 12) Stockholders' equity (deficit) Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 152,692,140 shares issued and 150,142,955 shares outstanding at December 31, 2018 and 150,578,451 shares 15 15 issued and 150,529,151 outstanding at December 31, 2017 Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 4,569,233 shares issued and outstanding at December 31, 2018 and 6,194,233 shares issued or outstanding at December 31, 2017 1 1 Additional paid in capital 482,018 482,018 Less: common stock held in treasury, at cost; 2,549,185 shares at December 31, 2018 and 49,300 shares at December 31, 2017 (10,342) (249) Equity-based compensation 41,731 34,085 Accumulated deficit (678,563) (514,628) Accumulated other comprehensive loss: Foreign currency translation adjustment (6,565) (194) Unrealized pension actuarial losses, net of tax (9,301) (11,054) Total accumulated other comprehensive loss (15,866) (11,248) Total stockholders’ deficit (181,006) (10,006) Total liabilities and stockholders’ deficit $ 1,639,782 $ 1,714,838

Exela Technologies, Inc. and Subsidiaries Consolidated Statements of Operations for the Years ended December 31, 2018 and 2017 and 2016 (Unaudited) (in thousands of United States dollars except share and per share amounts) 9 Year Ended December 31, 2018 2017 2016 Revenue$1,586,222$1,152,324$789,926 Cost of revenue (exclusive of depreciation and amortization) 1,209,874 829,143 519,121 Selling, general and administrative expenses184,651220,955130,437 Depreciation and amortization 145,485 98,890 79,639 Impairment of goodwill and other intangible assets48,12769,437— Related party expense 4,334 33,431 10,493 Operating (loss) income(6,249)(99,532)50,236 Other expense (income), net: Interest expense, net153,095128,489109,414 Loss on extinguishment of debt 1,067 35,512 — Sundry expense (income), net(3,271)2,295712 Other income, net (3,030) (1,297) — Net loss before income taxes(154,110)(264,531)(59,890) Income tax (expense) benefit (8,407) 60,246 11,787 Net loss$(162,517)$(204,285) $(48,103) Dividend equivalent on Series A Preferred Stock related to beneficial conversion feature - (16,375) — Cumulative dividends for Series A Preferred Stock(3,655)(2,489)— Net loss attributable to common stockholders $ (166,172) $ (223,149) $ (48,103) Loss per share: Basic and diluted $ (1.09) $ (2.08) $ (0.75)

Exela Technologies, Inc. and Subsidiaries Consolidated Statements of Cash Flows For the Years ended December 31, 2018 and 2017 and 2016 (Unaudited) (in thousands of United States dollars unless otherwise stated) 10 Years ended December 31, 2018 2017 2016 Cash flows from operating activities Net loss $ (162,517) $ (204,285) $ (48,103) Adjustments to reconcile net loss Depreciation and amortization 145,485 98,890 79,639 Fees paid in stock - 23,875 — HGMcontract termination fee paid in stock - 10,000 — Original issue discount and debt issuance cost amortization 10,913 12,280 13,684 Impairment of goodwill and other intangible assets 48,127 69,437 — Provision for doubtful accounts 2,767 500 756 Deferred income tax provision (benefit) 3,352 (66,723) (15,729) Share-based compensation expense 7,647 6,743 7,086 Foreign currency remeasurement (1,180) 1,382 193 Loss on sale of assets 2,095 399 2,245 Fair value adjustment for interest rate swap (2,540) (1,297) — Change in operating assets and liabilities, net of effect fromacquisitions Accounts receivable (19,319) (4,832) 20,801 Prepaid expenses and other assets (2,820) 2,628 4,969 Accounts payable and accrued liabilities 5,157 69,551 9,033 Related party payables (6,710) 4,907 (2,427) Net cash provided by operating activities 30,457 23,455 72,147 Cash flows from investing activities Purchase of property, plant and equipment (20,072) (14,440) (7,926) Additions to internally developed software (7,438) (7,843) (13,017) Additions to outsourcing contract costs (7,552) (10,992) (14,636) Cash acquired in TransCentra acquisition - — 3,351 Proceeds fromsale of Assets 3,568 4,607 626 Cash acquired in Quinpario reverse merger - 91 — Cash paid in acquisition, net of cash received (34,810) (423,797) — Net cash used in investing activities (66,304) (452,374) (31,602) Cash flows from financing activities Change in bank overdraft - (210) (1,331) Loss on extinguishment of debt 1,067 35,512 — Proceeds fromissuance of stock - 204,417 — Cash received fromQuinpario - 27,031 — Repurchase of Common Stock (7,221) (249) — Proceeds fromfinancing obligation 11,557 3,116 5,429 Contribution fromShareholders - 20,548 — Proceeds fromnewcredit facility 30,000 1,320,500 — Retirement of previous credit facilities - (1,055,736) — Cash paid for debt issuance costs (1,094) (39,837) — Cash paid for equity issue costs (7,500) (149) — Borrowings fromrevolver and swing-line loan 30,000 72,600 53,700 Repayments fromrevolver and swing line loan (30,000) (72,500) (53,200) Principal payments on long-termobligations (28,719) (39,316) (47,853) Net cash provided by (used in) financing activities (1,910) 475,727 (43,255) Effect of exchange rates on cash 122 429 (2,059) Net increase (decrease) in cash and cash equivalents (37,635) 47,237 (4,769) Cash and cash equivalents Beginning of period 81,489 34,252 39,021 End of period $ 43,854 $ 81,489 $ 34,252 Supplemental cash flow data: Income tax payments, net of refunds received $ 7,827 $ 5,711 $ 3,771 Interest paid 146,076 69,622 96,166 Noncash investing and financing activities: Assets acquired through capital lease arrangements 14,920 6,973 11,925 Leasehold improvements funded by lessor 1,565 146 5,186 Issuance of common stock as consideration for Novitex - 244,800 — Accrued capital expenditures 2,820 1,621 580 Dividend equivalent on Series APreferred Stock - 16,375 — Liability assumed of Quinpario - 4,672 —

exela TECHNOLOGIES

Exela Technologies
Schedule 1: Fourth Quarter 2017 vs. Fourth Quarter 2018 Financial Performance (Unaudited)

$ in millions	Q4'17	Q4'18	Change ($)
Information and Transaction Processing Solutions	301.5	324.3	22.8
Healthcare Solutions	60.1	56.3	(3.8)
Legal and Loss Prevention Services	24.7	19.1	(5.6)
Total Revenue	**386.3**	**399.6**	**13.4**
% change		*3.4%*	
Cost of revenue (exclusive of depreciation and amortization)	289.9	306.2	16.3
Gross profit	**96.4**	**93.5**	**(2.9)**
% change		*-3.0%*	
as a % of revenue	*25.0%*	*23.4%*	
SG&A	48.3	47.4	(0.9)
Depreciation and amortization	28.1	36.1	7.9
Impairment of goodwill and other intangible assets	69.4	48.1	(21.3)
Related party expense	1.7	1.1	(0.6)
Operating (loss) income	**(51.2)**	**(39.2)**	**12.0**
as a % of revenue	*-13.3%*	*-9.8%*	
Interest expense, net	36.7	38.2	1.5
Loss on extinguishment of debt	-	-	-
Sundry expense (income) & Other income, net	(2.0)	3.5	5.4
Net loss before income taxes	**(86.0)**	**(80.9)**	**5.1**
Income tax expense (benefit)	(27.3)	3.5	30.8
Net income (loss)	**(58.7)**	**(84.4)**	**(25.7)**
as a % of revenue	*-15.2%*	*-21.1%*	
Depreciation and amortization	28.1	36.1	7.9
Interest expense, net	36.7	38.2	1.5
Income tax expense (benefit)	(27.3)	3.5	30.8
EBITDA	**(21.1)**	**(6.6)**	**14.5**
as a % of revenue	*-5.5%*	*-1.7%*	
EBITDA Adjustments			
1 Transaction and integration costs	2.4	2.0	(0.3)
2 Optimization and restructuring expenses	11.0	21.2	10.2
3 Gain / loss on derivative instruments	(1.3)	2.9	4.2
4 Other Charges	71.8	55.8	(16.0)
Adjusted EBITDA	**62.7**	**75.3**	**12.6**
% change		*20.0%*	
as a % of revenue	*16.2%*	*18.8%*	

11

Exela Technologies
Schedule 2: Pro Forma 2017[1] vs. 2018 Financial Performance (Unaudited)

$ in millions	FY17	FY18	Change ($)
Information and Transaction Processing Solutions	1,131.0	1,273.6	142.6
Healthcare Solutions	233.6	228.0	(5.6)
Legal and Loss Prevention Services	91.6	84.6	(7.1)
Total Revenue	**1,456.3**	**1,586.2**	**129.9**
% change		*8.9%*	
Cost of revenue (exclusive of depreciation and amortization)	1,079.9	1,209.9	130.0
Gross profit	**376.4**	**376.3**	**(0.0)**
% change		*0.0%*	
as a % of revenue	*25.8%*	*23.7%*	
SG&A	255.8	184.7	(71.1)
Depreciation and amortization	119.5	145.5	26.0
Impairment of goodwill and other intangible assets	69.4	48.1	(21.3)
Related party expense	33.7	4.3	(29.4)
Operating (loss) income	**(102.1)**	**(6.2)**	**95.8**
as a % of revenue	*-7.0%*	*-0.4%*	
Interest expense, net	153.4	153.1	(0.3)
Loss on extinguishment of debt	53.0	1.1	(51.9)
Sundry expense (income) & Other income, net	1.1	(6.3)	(7.4)
Net loss before income taxes	**(309.6)**	**(154.1)**	**155.5**
Income tax expense (benefit)	(67.2)	8.4	75.6
Net income (loss)	**(242.4)**	**(162.5)**	**79.9**
as a % of revenue	*-16.6%*	*-10.2%*	
Depreciation and amortization	119.5	145.5	26.0
Interest expense, net	153.4	153.1	(0.3)
Income tax expense (benefit)	(67.2)	8.4	75.6
EBITDA	**(36.7)**	**144.5**	**181.1**
as a % of revenue	*-2.5%*	*9.1%*	
EBITDA Adjustments			
1 Transaction and integration costs	99.0	4.1	(94.8)
2 Optimization and restructuring expenses	47.9	68.2	20.3
3 Gain / loss on derivative instruments	(1.3)	(1.9)	(0.6)
4 Other Charges	136.3	69.0	(67.3)
Adjusted EBITDA	**245.2**	**283.8**	**38.6**
% change		*15.7%*	
as a % of revenue	*16.8%*	*17.9%*	

(1) Net loss for the period is presented on the basis of the previous debt structure of the respective standalone companies that became Exela as a result of the Business Combination. As of July 12th, 2017 those debt structures were replaced with new debt consisting of $350 million Term Loan and $1.0 billion Senior Secured Notes.

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exela TECHNOLOGIES

Exela Technologies
Schedule 3: 2017 Adjusted EBITDA Reconciliation

$ in millions	FY2017[1] As Reported	FY2017[1] Novitex	FY2017[1] Pro Forma
Revenue	**$1,152.3**	**$304.0**	**$1,456.3**
Cost of revenue (exclusive of depreciation and amortization)	829.1	250.8	1,079.9
Selling, general and administrative expenses (Including related party)	254.4	35.1	289.5
Depreciation and amortization	98.9	20.6	119.5
Impairment of goodwill and other intangible assets	69.4	0.0	69.4
Operating income (loss)	(99.5)	(2.5)	(102.1)
Interest expense, net	128.5	24.9	153.4
Loss / (Gain) on extinguishment of debt	35.5	17.5	53.0
Sundry expense & other income, net	1.0	0.0	1.1
Net loss before income taxes	(264.5)	(45.0)	(309.6)
Income tax (benefit) expense	(60.2)	(6.9)	(67.2)
Net loss	($204.3)	($38.0)	($242.4)
Add:			
Taxes	(60.2)	(6.9)	(67.2)
Interest expense	128.5	24.9	153.4
Depreciation and amortization	98.9	20.6	119.5
EBITDA	**($37.2)**	**$0.6**	**($36.7)**
Transaction related costs	88.9	10.0	99.0
Optimization and restructuring expenses	42.5	5.4	47.9
(Gain) / loss on derivative instruments	(1.3)	0.0	(1.3)
Other Charges	115.8	20.5	136.3
Adjusted EBITDA	**$208.8**	**$36.5**	**$245.2**

(1) Net loss for the period is presented on the basis of the previous debt structure of the respective standalone companies that became Exela as a result of the Business Combination. As of July 12th, 2017 those debt structures were replaced with new debt consisting of $350 million Term Loan and $1.0 billion Senior Secured Notes.

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